                                                                    EXHIBIT 10.1












                      INTEGRATED ELECTRICAL SERVICES, INC.
                             EXECUTIVE SAVINGS PLAN

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

            I.     DEFINITIONS AND CONSTRUCTION ............................................................  1
                   1.1  Definitions
                   1.2  Number and Gender ..................................................................  4
                   1.3  Headings ...........................................................................  4
                   1.4  Construction .......................................................................  4

            II.    PARTICIPATION ...........................................................................  4
                   2.1  Participation ......................................................................  4
                   2 2  Termination of Eligibility .........................................................  5

            III.   EMPLOYER CONTRIBUTIONS ..................................................................  5
                   3.1  Before-Tax Contributions ...........................................................  5
                   3.2  Employer Matching Contributions ....................................................  6
                   3.3  Return of Contributions ............................................................  6

            IV.    ALLOCATIONS. ............................................................................  6
                   4.1  Allocation of Contributions ........................................................  6
                   4.2  Allocation of Forfeitures ..........................................................  7
                   4.3  Allocation of Deemed Net Income or Loss and Chances in Account Value ...............  7

            V.     INVESTMENT OF ACCOUNTS ..................................................................  7
                   5.1  Deemed Investment of Accounts ......................................................  7

            VI.    RETIREMENT BENEFITS .....................................................................  8
                   6.1  Retirement Benefits ................................................................  8
                   6.2  Account Balances ...................................................................  8
                   6.3  Determination of Vested Interest ...................................................  8

            VII.   DEATH BENEFITS ..........................................................................  9
                   7.1  Death Benefits .....................................................................  9
                   7.2  Designation of Beneficiaries .......................................................  9

            VIII.  TIME AND FORM OF PAYMENT OF BENEFITS ....................................................  9
                   8.1  Time of Payment ....................................................................  9
                   8.2  Forms of Benefit Payments ..........................................................  9
                   8.3  Cash-Out of Benefit ................................................................ 10
                   8.4  Claims Review ...................................................................... 10

            IX.    IN-SERVICE WITHDRAWALS .................................................................. 11
                   9.1  Emergency Withdrawals .............................................................. 11
                   9.2  Advance Notice Withdrawals ......................................................... 11

                      9.3   Penalty Withdrawals ................................................................ 11

               X.     LOANS ...................................................................................  12
                      10.1  No Loans ..........................................................................  12

               XI.    ADMINISTRATION OF THE PLAN ..............................................................  12
                      11.1  Appointment of Committee ..........................................................  12
                      11.2  Term, Vacancies, Resignation, and Removal .........................................  12
                      11.3  Officers, Records, and Procedures .................................................  12
                      11.4  Committee Powers and Duties .......................................................  12
                      11.5  Employer to Supply Information ....................................................  13
                      11.6  Indemnification of Employees Administering Plan ...................................  14

              XII.    UNFUNDED NATURE OF PLAN .................................................................  14
                      12.1  Unfunded Nature of Plan ...........................................................  14
                      12.2  Discretionary Establishment of Rabbi Trust ........................................  14

              XIII.   AMENDMENT OF PLAN .......................................................................  14
                      13.1  Right to Amend Plan ...............................................................  14

              XIV.    TERMINATION OF PLAN .....................................................................  15
                      14.1  Right to Terminate Plan ...........................................................  15
                      14.2  Procedure in the Event of Plan Termination ........................................  15

              XV.     MISCELLANEOUS PROVISIONS ................................................................  15
                      15.1  Not Contract of Employment ........................................................  15
                      15.2  Alienation of Interest Forbidden ..................................................  15
                      15.3  Payments to Minors and Incompetents ...............................................  16
                      15.4  Severability ......................................................................  16
                      15.5  Withholding of Taxes ..............................................................  16
                      15.6  Jurisdiction ......................................................................  16

                      INTEGRATED ELECTRICAL SERVICES, INC.
                             EXECUTIVE SAVINGS PLAN


                                   WITNESSETH:

                  WHEREAS, INTEGRATED ELECTRICAL SERVICES, INC. (the "Company", which term shall include its successors) desires to encourage and ensure the continued service of key executives with the Company and its Subsidiaries by helping them provide for their future through a nonqualified deferred compensation plan;

                  NOW, THEREFORE, effective as of April 1, 2000, the Integrated Electrical Services, Inc. Executive Savings Plan (the "Plan") is hereby established as follows:

                                       I.

                          DEFINITIONS AND CONSTRUCTION

                  1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

                           (a) ACCOUNT: A Member's Employee Account and/or Company Account.

                           (b) ACT: The Employee Retirement Income Security Act of 1974, as amended.

                           (c) BASE COMPENSATION: The base salary payable to a Member by an Employer with respect to that portion of the Plan Year in which the Member is a Key Employee eligible to participate in the Plan.

                           (d) BENEFICIARY: The person(s) designated by the Member, on a form provided by and filed with the Company's Human Resources Department, to receive benefits from the Plan in the event of his or her death. A Member may change his or her beneficiary designation at any time. If no designated Beneficiary survives the Member, the Beneficiary shall be the Member's surviving spouse or, if none, his or her estate.

                           (e) BENEFIT PAYMENT DATE: With respect to each Member, the date on which such Member's benefit is to be paid.

                           (f) BOARD: The Board of Directors of the Company.

                           (g) BONUS: The annual bonus payable to a Member by an Employer with respect to a Plan Year.

                           (h) CAUSE: A termination of the Member's employment by the Company or a Subsidiary due to the Member's gross negligence or willful misconduct in the performance or nonperformance of the Member's duties, or any act of dishonesty or fraud that is intended to benefit the Member at the expense of the Company or a Subsidiary or any act that causes a material injury to the business or reputation of the Company or a Subsidiary.

                           (i) COMMITTEE: The committee of Employees that administer generally the various employee benefit plans of the Company and its Subsidiaries, except to the extent a separate committee is appointed by the Board to administer all or part of this Plan.


                           (j) COMPANY ACCOUNT. An individual notional account for a Member, which is credited with the Employer Contributions credited to the Plan on behalf of the Member, and also credited with or debited for such Account's allocation of deemed Investment Fund net income or loss, as the case may be.

                           (k) CONTRIBUTION PERIOD. The Plan Year, month, day or other period(s) or date(s), as designated by the Committee, with respect to which Base Compensation deferrals are credited to Accounts under the Plan. Bonus deferrals shall be credited as of the date the Bonus would otherwise be paid in cash.

                           (l) DISABILITY. The termination of employment with the Company and its Subsidiaries by a Member that (i) entitles the Member to receive long-term disability benefits under a long-term disability plan of the Employer, (ii) entitles the Member to disability benefits under the Federal Social Security Act, or (iii) in the opinion of the Committee, based on the report of a physician approved by the Committee, is due to a physical or mental impairment that renders the Member unable to perform his duties with the Company or a Subsidiary and is expected to result in death or continue for not less than six months.

                           (m) ELIGIBLE EMPLOYEE: Each Key Employee who is designated by the Committee as a Member in the Plan.

                           (n) EMPLOYEE: Each individual who is an employee of an Employer.

                           (o) EMPLOYEE ACCOUNT: An individual notional account for a Member, which is credited with the Employee Contributions credited on such Member's behalf, and also credited with or debited for such Account's allocation of deemed Investment Fund net income or net loss, as the case may be.

                           (p) EMPLOYEE CONTRIBUTIONS: A Member's before-tax deferrals credited to the Member's Account under the Plan pursuant to
         Section 3.1(a).

                           (q) EMPLOYER: The Company and each Subsidiary, other than any Subsidiary that has been designated by the Committee as being ineligible to participate in the Plan.

                           (r) EMPLOYER CONTRIBUTIONS: Matching contributions credited under the Plan by the Employer on behalf of a Member.

                           (s) INVESTMENT FUND: An investment vehicle for the deemed investment of Members' Accounts.

                           (t) KEY EMPLOYEE: Each Employee who is within a select group of management or highly compensated employees of the Company and its Subsidiaries within the meaning of the Act.

                           (u) MEMBER: Each Eligible Employee or former Eligible Employee who has an Account under the Plan. Only those Members who are Eligible Employees shall be eligible to make deferrals under the Plan.

                           (v) PLAN YEAR: April 1, 2000 through December 31, 2000, and thereafter each calendar year.

                           (w) RETIREMENT: A Member's termination of employment with the Company and its Subsidiaries on or after attaining the age of 65, or, if after age 55 and prior to age 65, with the consent of the Committee.

                           (x) SUBSIDIARY: Each corporation that is a member of a controlled group of corporations, within the meaning of section 414(b) of the Code, of which the Employer is a member, each trade or business (whether or not Incorporated) with which the Employer is under common control within the meaning of section 414(c) of the Code, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

                           (y) TRUST: The "rabbi trust," if any, established under the Trust Agreement.

                           (z) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee.

                           (aa) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.

                           (bb) TRUSTEE: The trustee or trustees qualified and acting under the Trust Agreement at any time.

                           (cc) VALUATION DATES: Each business day on which the principal securities markets are open.

                           (dd) VESTED INTEREST: The portion of a Member's Account which is nonforfeitable.

                           (ee) VESTING SERVICE: The Member's Years of Service credited under the Company's qualified 401(k) plan.

                  1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

                  1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                  1.4 CONSTRUCTION. It is intended that the Plan constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Employer within the meaning of the Act and that the Plan be unfunded for purposes of the Internal Revenue Code and Title I of the Act, and all provisions herein shall be construed in accordance with such intent.

                                       II.

                                  PARTICIPATION

                  2.1 PARTICIPATION.

                           (a) Prior to the first day of each Plan Year, the Committee, in its sole discretion, shall select and notify those Eligible Employees who are newly eligible to become Members as of such date. Each such Eligible Employee may become a Member on the first day of the Plan Year next following such selection and notification, or the first day of any subsequent Plan Year, by executing and filing with the Company, prior to such date, the enrollment form prescribed by the Company.

                           (b) Notwithstanding Paragraph (a) above, if an Eligible Employee is selected by the Committee as newly eligible to become a Member following the first day of a Plan Year, such Eligible Employee may become a Member on the first day of the calendar month coincident with or next succeeding such selection, or on the first day of any subsequent Plan Year, by executing and filing with the Company, prior to the first day of such calendar month or such subsequent Plan Year, the enrollment form prescribed by the Company.

                           (c) Subject to the provisions of Section 2.2. a Member shall remain eligible to participate in the Plan each Plan Year following his initial year of participation in the Plan.

                  2.2 TERMINATION OF ELIGIBILITY. Notwithstanding any provision herein to the contrary, an Eligible Employee who has become a Member shall cease to be an active Member, i.e., shall cease to be able to make additional deferrals, effective as of the earliest of: (1) the date he or she is no longer employed by an Employer, (2) the date he or she is no longer an Eligible Employee, or (3) any date designated by the Committee.

                                      III.

                             EMPLOYER CONTRIBUTIONS

                  3.1 BEFORE-TAX CONTRIBUTIONS.

                           (a) A Member may elect to defer an integral percentage of his or her Base Compensation each Computation Period and/or Bonus for a Plan Year subject to such limit (percentage or dollar amount), if any, that the Committee may establish for a Plan Year (which maximum limit may be different for Base Compensation deferrals and Bonus deferrals). An election to defer Base Compensation and/or Bonus shall be made by such Member by authorizing his Employer, in the manner prescribed by the Committee, to reduce his or her Base Compensation and/or Bonus in the elected amount, and the Employer, in consideration thereof, agrees to credit an equal amount to the Member's Employee Account under the Plan. A Member may make separate elections with respect to his Base Compensation and Bonus. Base Compensation and/or Bonus not so deferred for a Plan Year by such election(s) shall be received by such Member in cash. The reduction in a Member's Base Compensation for a Plan Year pursuant to his or her election hereunder shall be effected by Base Compensation reductions as of each payroll period within such Computation Periods following the effective date of such election. A Bonus deferral shall be effected at the time the Bonus would otherwise be paid to a Member. A Member's election to defer an amount of Base Compensation for a Plan Year must be made prior to the first day of such Plan Year and shall be effective as of the first day of such Plan Year, while a Bonus deferral election must be made not less than three months prior to the end of the Plan Year to be effective for Bonuses paid with respect to such year. However, in the case of an Eligible Employee who is selected by the Committee as newly eligible to become a Member after the first day of the Plan Year, his election to defer Base Compensation for the remainder of such Plan Year must be made prior to the first day of the month next following his selection and shall be effective as of the first day of such month, and any Bonus deferral election must be made not less than three months prior to the end of that Plan Year unless the Eligible Employee first becomes a Member in the last three months of the year in which event the Bonus deferral election must be made not later than the time the Member is first eligible to defer his Base Compensation. Except as provided below, a Member's Base Compensation and/or Bonus deferral election shall be irrevocable for the Plan Year, or remainder of the Plan Year, for which such election was made and shall remain in force and effect for all periods following its effective date until changed or canceled in accordance with Paragraph
         (b), (c) or (d) below or until such Member's participation in the Plan is terminated pursuant to Section 2.2.

                           (b) A Member who has elected to defer a portion of his or her Base Compensation or Bonus may change his or her deferral election percentage (within the limits set forth in Paragraph (a) above), effective as of the first day of any subsequent Plan Year, by electing a new Base Compensation or Bonus reduction percentage in the manner and within the time period prescribed by the Committee.

                           (c) A Member may cancel his or her Base Compensation or Bonus reduction election effective as of the first day of any subsequent Plan Year, in the manner and within the time period prescribed by the Committee. A Member who cancels his or her Base Compensation or Bonus reduction election may resume Base Compensation or Bonus deferrals, effective as of the first day of any subsequent Plan Year, by making a new Base Compensation or Bonus reduction election in the manner and within the time period prescribed by the Committee.

                  3.2 EMPLOYER MATCHING CONTRIBUTIONS. The Employer, in its discretion, may contribute for each Contribution Period a matching Company Contribution in an amount that equals a designated percentage (selected by and in the discretion of the Committee) of all or a designated part of the Member's Base Compensation deferrals and/or Bonus deferrals made pursuant to Section 3.1. In addition, the Committee may establish different levels of matching contributions for different classes of Members.

                  3.3 RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, if contributions are made under a mistake of fact, or, if it is determined by the Committee that a Member was not an Eligible Employee for all or any portion of the Contribution Period, the applicable portion of the contributions made in error shall be returned to the Employer.

                                       IV.

                                   ALLOCATIONS

                  4.1 ALLOCATION OF CONTRIBUTIONS. Deferrals made for a Contribution Period, if any, shall be credited as of the last day of such Contribution Period to the Accounts of the Members who are Eligible Employees on the last day of the Contribution Period or whose employment terminated during the Contribution Period due to death, Disability or Retirement.

                  4.2 ALLOCATION OF FORFEITURES. Any amounts that are forfeited under the Plan shall be applied to reduce future Employer Contributions otherwise to be credited under the Plan.

                  4.3 ALLOCATION OF DEEMED NET INCOME OR LOSS AND CHANGES IN ACCOUNT VALUE.

                           (a) As of each Valuation Date, the Committee shall determine or cause to be determined the fair market value and the deemed net income (or net loss) of each Investment Fund for the period elapsed since the next preceding Valuation Date. The deemed net income (or net loss) of each Investment Fund since the next preceding Valuation Date shall be ascertained by the Committee in such manner as it deems appropriate.

                           (b) For purposes of allocations of deemed net income (or net loss), each Member's Account shall be divided into subaccounts to reflect such Member's deemed investment designation in a particular Investment Fund or Investment Funds pursuant to Article V. As of each Valuation Date, the deemed net income (or net loss) of each Investment Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts on the next preceding Valuation Date, and each such corresponding subaccount shall be credited with (or debited for) that portion of such deemed net income (or net loss) that the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any distributions made therefrom since the next preceding Valuation Date.

                           (c) Except as otherwise provided herein, so long as there is any balance in any Account (including an Account payable to a Beneficiary of a Member), such Account shall continue to receive allocations pursuant to this Section 4.3.

                                       V.

                             INVESTMENT OF ACCOUNTS

                  5.1 DEEMED INVESTMENT OF ACCOUNTS.

                           (a) Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the Member's preference for the manner in which the amounts allocated to his or her Accounts shall be deemed to be invested from among the Investment Funds made available for such designation from time to time by the Committee. With respect to a Member's Accounts, such Member may designate one of such Investment Funds for all the amounts allocated to such Accounts or he or she may split the investment of the amounts allocated to such Accounts between such Investment Funds in such increments as the Committee may prescribe. If a Member fails to make a designation, then his or her Accounts shall be deemed to be invested in the Investment Fund or

         Investment Funds designated by the Committee from time to time for such default in a uniform and nondiscriminatory manner. Unless the Committee provides otherwise, an investment election shall be applicable to all Accounts of the Member.

                           (b) A Member may change his or her deemed investment designation for future contributions to be allocated to his or her Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

                           (c) A Member may change his or her deemed investment designation with respect to the amounts already allocated to his or her Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

                           (d) Notwithstanding anything in the Plan seemingly to the contrary, a Member's Accounts (and, thus, benefits payable by the Employer pursuant to the Plan) shall be determined based solely on the value of the Investment Fund(s) of the Members Account(s). The Employers shall not be liable for any losses incurred by a Member under the Plan due to Investment Fund losses and the Employers do not guarantee the amount of any deferral or any Investment Fund.

                                       VI.

                               RETIREMENT BENEFITS

                  6.1 RETIREMENT BENEFITS. Except as set forth in this Article VI, a Member shall not possess any right to benefits from the Plan upon termination of a Member's employment with the Employer and the Subsidiaries.

                  6.2 ACCOUNT BALANCES. Each Member whose employment is terminated for any reason other than Cause shall be entitled to a benefit, which shall be payable at the time and in the form provided below in Article VIII, equal in value to the amount credited to his or her Account as of the applicable Benefit Payment Date.

                  6.3 DETERMINATION OF VESTED INTEREST.

                           (a) Except as provided below, a Member shall have a 100% Vested Interest in all his Accounts.

                           (b) Notwithstanding the above, a Member who is terminated for Cause shall forfeit his Company Account.

                                      VII.

                                 DEATH BENEFITS

                  7.1 DEATH BENEFITS. Upon the death of a Member, the Member's Beneficiary shall be entitled to receive the Member's Account paid in the form of quarterly installments for 10 years in the same manner as provided in Section 8.2(b) or, if designated by the Member prior to his death, in a lump sum or for a shorter installment period. Notwithstanding the foregoing, the Committee, in its discretion, may accelerate all or any part of any installment payments.

                  7.2 DESIGNATION OF BENEFICIARIES. Each Member shall have the right to designate the Beneficiary or Beneficiaries to receive payment of his or her benefit in the event of his or her death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and delivering such form to the Committee. Any such designation may be changed at any time by such Member by execution of and delivery to the Committee a new designation in accordance with this Section.

                                      VIII.

                      TIME AND FORM OF PAYMENT OF BENEFITS

                  8.1 TIME OF PAYMENT. A Member's Account shall be paid, or shall commence, as applicable, on or as soon as reasonably practical after the date the Member terminates his employment with the Company and its Subsidiaries.

                  8.2 FORMS OF BENEFIT PAYMENTS.

                           (a) All benefits shall be paid in cash in one of the following forms as elected by the Member:

                                    (i) a single lump sum payment; or

                                    (ii) if his termination is on or after age
                  55, in quarterly installment payments (e.g., 1/10, 1/9, etc. of the Account balance on the installment date) for a term certain not to exceed 10 years (as designated by the Member) and, in the event of such Member's death prior to the end of the designated term, any unpaid balance shall be paid in a lump sum to his designated Beneficiary. If the Member terminates prior to reaching age 55, distribution shall be in a lump sum.

                           (b) A Member must elect, on the form prescribed by the Committee, one of the above forms of payment on or before the beginning of the Plan Year in which he first becomes a Member. Except as provided in Paragraph (c) below, such election shall be irrevocable by the Member and shall remain in effect for deferrals in all subsequent Plan

         Years. In the event a Member fails to elect the form in which his benefit payments are to be made prior to the date he first becomes a Member, such benefit payments shall be deemed to have been elected by such Member to be in the form of a single lump sum.

                           (c) With the consent of the Committee, a Member may change his elected form of benefit payment with respect to all of his Accounts; provided, that, no such change shall be effective if within 12 months of the date of such change the Member's employment terminates for any reason other than death or as a result of a total and permanent disability that occurs after such change.

                  8.3 CASH-OUT OF BENEFIT. The Committee, in its sole discretion, may accelerate the payment of a terminated Member's or a Beneficiary's Accounts at any time, notwithstanding the form of benefit payment elected by the Member.

                  8.4 CLAIMS REVIEW.

                           (a) In any case in which a claim for Plan benefits of a Member or Beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within 90 days (or within 180 days if additional information requested by the Committee necessitates an extension of the 90-day period and the claimant is so informed prior to the expiration of the initial 90-day period), which notice shall:

                                    (i) State the specific reason or reasons for
                  the denial or modification;

                                    (ii) Provide specific reference to pertinent
                  Plan provisions on which the denial or modification is based;

                                    (iii) Provide a description of any
                  additional material or information necessary for the Member, his or her Beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                                    (iv) Explain the Plan's claim review
                  procedure as provided in Paragraph (b) below.

                           (b) In the event a claim for Plan benefits is denied or modified, if the Member, his or her Beneficiary, or a representative of such Member or Beneficiary desires to have such denial or modification reviewed, he must, within 60 days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his or her Beneficiary, or the representative of such Member or Beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within 60 days following such request for review, the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his or her Beneficiary, or the representative of such Member or Beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such 60-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, Beneficiary, or the representative of such Member or Beneficiary prior to the commencement of the extension period.

                                       IX.

                             IN-SERVICE WITHDRAWALS

                  9.1 EMERGENCY WITHDRAWALS. A Member who has an unforeseeable financial emergency, as determined by and in the discretion of the Committee, may withdraw from his Accounts an amount not to exceed the lesser of (1) the amount credited to such Accounts or (2) the amount determined by the Committee as being necessary to meet the Member's unforeseeable financial emergency, considering for such determination, any change in such Member's financial condition that will result from a cancellation of his deferral election(s) for the balance of that Plan Year. An "unforeseeable financial emergency" means an unexpected need of a Member for cash, which (i) arises from an illness, casualty loss, sudden financial reversal, or such other unforeseeable occurrence that is caused by an event beyond the control of such Member, (ii) would result in severe financial hardship to such Member if his deferral election was not canceled and/or if a withdrawal pursuant to this Section was not permitted, and
(iii) is not reasonably satisfiable from other resources of such Member. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for a Member, his spouse, or his children, shall not be considered to be the result of an unforeseeable financial emergency.

                  9.2 ADVANCE NOTICE WITHDRAWALS. A Member may, by giving proper written notice to the Committee at least one full Plan Year in advance of the designated date of withdrawal, withdraw all or a specified portion of his Accounts as of such designated future date.

                  9.3 PENALTY WITHDRAWALS. A Member may, without one Plan Year advance written notice, but only once in any Plan Year, withdraw all or a portion of his Accounts by giving advance notice in the manner prescribed by the Committee; provided, however, that upon any such withdrawal the Member shall forfeit an amount of his Accounts equal to 10% of the amount then being withdrawn. In addition, a Member who makes such a withdrawal shall be suspended from making any further deferrals under the Plan beginning with the date of such withdrawal and continuing through the end of the Plan Year following the Plan Year of the withdrawal.

                                       X.

                                     LOANS



                  10.1 NO LOANS. No loans to Members shall be made under the Plan.

                                       XI.

                           ADMINISTRATION OF THE PLAN

                  11.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee. The Committee shall be the Plan "administrator" with respect to the general administration of the Plan.

                  11.2 TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he or she resigns, dies, or is removed by the Board. At any time during his term of office, a member of the Committee may resign by giving written notice to the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of 30 days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Board with or without cause, and the Board may in its discretion fill any vacancy that may result therefrom.

                  11.3 OFFICERS, RECORDS, AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or Beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

                  11.4 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                           (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                           (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan. In all cases, the construction necessary for the Plan to qualify as an unfunded plan of deferred compensation for a select group of management or highly compensated employees under the applicable provisions of the Act and the Internal Revenue Code shall control:

                           (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                           (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                           (e) To determine in its discretion all questions relating to eligibility;

                           (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                           (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

                           (h) To furnish the Employer any information necessary for the preparation of such Employer's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

                           (i) To require and obtain from the Employer and the Members any information or data that the Committee determines is necessary for the proper administration of the Plan;

                           (j) To receive and review reports from the Trustee, if any, and from investment managers, if any, as to the financial condition of the Trust Fund, if any, including its receipts and disbursements; and

                           (k) To establish or designate Investment Funds as deemed investment options as provided in Article V.

                  11.5 EMPLOYER TO SUPPLY INFORMATION. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

                  11.6 INDEMNIFICATION OF EMPLOYEES ADMINISTERING PLAN. The Company shall indemnify and hold harmless each member of the Committee who is an Employee and each other Employee who is a delegate of the Committee against any and all expenses and liabilities arising out of such individual's administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                      XII.

                             UNFUNDED NATURE OF PLAN

                  12.1 UNFUNDED NATURE OF PLAN. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Employer. Further, it is the intention of the Employer that the Plan be unfunded for purposes of the Internal Revenue Code and Title I of the Act. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. Plan benefits herein provided are to be paid out of the Employer's general assets, and Members (and their Beneficiaries) shall have the status of general unsecured creditors of the Employer.

                  12.2 DISCRETIONARY ESTABLISHMENT OF RABBI TRUST.

                           (a) The Committee may cause the establishment of a Trust and authorize the Company to enter into the Trust Agreement. The Employer may transfer money or other property to the Trustee, and the Trustee shall pay Plan benefits to Members and their Beneficiaries out of the Trust Fund. In such event, the Employer shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of general creditors of the Employer if the Employer ever becomes insolvent. No Member or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.

                                      XIII.

                                AMENDMENT OF PLAN

                  13.1 RIGHT TO AMEND PLAN. The Company, by action of the Board or the Committee, shall have the absolute and unconditional right to amend any or all of the provisions of the Plan at any time, in whole or in part; provided, however, that (i) no amendment shall be made that would materially impair the rights of a Member with respect to the amounts allocated to such

Member's Account as of the date of such amendment and (ii) no amendment made by the Committee may materially increase the obligations of the Company under the Plan. All such amendments shall be executed by an authorized officer of the Company.

                                      XIV.

                               TERMINATION OF PLAN

                  14.1 RIGHT TO TERMINATE PLAN. The Board shall have the absolute and unconditional right to terminate the Plan at any time hereafter on behalf of the Company and all Employers.

                  14.2 PROCEDURE IN THE EVENT OF PLAN TERMINATION.

                           (a) Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

                           (b) Upon termination of the Plan, any previously unallocated contributions and deemed net income (or net loss) shall be allocated among the Accounts of the Members on such date of termination according to the provisions of the Plan, as if such date of termination were a Valuation Date. Thereafter, any deemed net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances of the Accounts are distributed.

                           (c) In the case of a termination of the Plan, the balance of the Account of a Member shall be immediately paid to such Member.

                                       XV.

                            MISCELLANEOUS PROVISIONS

                  15.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time, nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

                  15.2 ALIENATION OF INTEREST FORBIDDEN. Except as may be provided by any applicable law, no right or interest of any kind in any benefit under the Plan shall be transferable or assignable by any Member or any Beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution, or levy of any kind.

                  15.3 PAYMENTS TO MINORS AND INCOMPETENTS. If a Member or Beneficiary entitled to receive a benefit under the Plan is a minor, is determined by the Committee in its discretion to be incompetent, or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Member or Beneficiary for the account of such Member or Beneficiary. If no guardian or conservator has been appointed for such Member or Beneficiary, the Committee may pay such benefit to any third party who is determined by the Committee, in its sole discretion, to be authorized to receive such benefit for the account of such Member or Beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Employer, and any fiduciary of the Plan with respect to such benefit.

                  15.4 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof, but each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

                  15.5 WITHHOLDING OF TAXES. The Company shall withhold or cause to be withheld from a Member's current compensation and from all payments made to Members and Beneficiaries pursuant to the Plan all applicable income, FICA and any other taxes required to be withheld by the payor.

                  15.6 JURISDICTION. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

                  EXECUTED for all purposes effective as provided above.

                                        INTEGRATED ELECTRICAL SERVICES, INC.

                                        By: /s/ KENT M. EDWARDS
                                            -----------------------------------
                                        Name: Kent M. Edwards
                                              ---------------------------------
                                        Title: Vice President
                                               --------------------------------